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                                                                      EXHIBIT 4a


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                          REGISTRATION RIGHTS AGREEMENT


                                      Among


                                MASCO CORPORATION



                                       and



                           THE INVESTORS LISTED HEREIN





                           Dated as of August 31, 1999




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                                TABLE OF CONTENTS

                                -----------------

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                                                                                                      PAGE
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
                                                 ARTICLE 1
                                                DEFINITIONS

SECTION 1.01.  Definitions...............................................................................1
SECTION 1.02.  Internal References.......................................................................5

                                                 ARTICLE 2
                                            REGISTRATION RIGHTS

SECTION 2.01.  Demand Registrations......................................................................5
SECTION 2.02.  Piggyback Registrations..................................................................10
SECTION 2.03.  Other Matters in Connection with Registrations...........................................12
SECTION 2.04.  Certain Delay Rights.....................................................................13
SECTION 2.05.  Expenses.................................................................................13
SECTION 2.06.  Registration and Qualification...........................................................14
SECTION 2.07.  Underwriting; Due Diligence..............................................................16
SECTION 2.08.  Indemnification and Contribution.........................................................17
SECTION 2.09.  Holdback Agreement.......................................................................19
SECTION 2.10.  Certain Agreements Regarding Hedging and Resales.........................................20
SECTION 2.11.  Adjustment of Share Amounts..............................................................22


                                                 ARTICLE 3
                                               MISCELLANEOUS

SECTION 3.01.  Entire Agreement.........................................................................22
SECTION 3.02.  Assignment...............................................................................22
SECTION 3.03.  Amendments, Waivers, Etc.................................................................22
SECTION 3.04.  Investor Representatives.................................................................22
SECTION 3.05.  Severability.............................................................................23
SECTION 3.06.  No Waiver................................................................................23
SECTION 3.07.  No Third Party Beneficiaries.............................................................23
SECTION 3.08.  Governing Law............................................................................23
SECTION 3.09.  Jurisdiction.............................................................................23
SECTION 3.10.  Descriptive Headings.....................................................................24
SECTION 3.11.  Counterparts.............................................................................24
SECTION 3.12.  Equitable Relief.........................................................................24
SECTION 3.13.  Notices..................................................................................24

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                         REGISTRATION RIGHTS AGREEMENT



     REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") dated as of August 31, 1999 among Masco Corporation, a Delaware corporation (the "ISSUER"), and the Investors as defined herein.

                              W I T N E S S E T H:

     WHEREAS, this Agreement is being entered into in connection with (i) the Acquisition Agreement dated as of August 31, 1999 among the Issuer, a wholly-owned subsidiary of the Issuer, Behr Holdings Corporation, a Delaware corporation ("BEHR"), the stockholders and optionholder of Behr (the "BEHR ACQUISITION AGREEMENT") and (ii) the Agreement and Plan of Reorganization dated as of August 31, 1999 among the Issuer, a wholly-owned subsidiary of the Issuer, Mill's Pride Limited Partnership, an Ohio limited partnership ("MILL'S PRIDE LP"), Mill's Pride, Inc., a Connecticut corporation ("MILL'S PRIDE CO"), and limited partners and the stockholders thereof (the "MILL'S PRIDE ACQUISITION AGREEMENT").

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:



                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.01. Definitions. The following terms, as used herein, shall have the following respective meanings:

     "BEHR INVESTORS" means the stockholders and optionholder of Behr receiving Common Stock or the Option to acquire Common Stock in connection with the Behr Acquisition Agreement.

     "BEHR INVESTOR REPRESENTATIVE" means the Representatives (as defined in the Behr Acquisition Agreement), or such other Person designated at any time by the holders of a majority of Registrable Securities held by the Behr Investors.

     "COMMISSION" means the Securities and Exchange Commission or any successor governmental body or agency.

     "COMMON STOCK" means the common stock, par value $1.00 per share, of the Issuer.



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     "DEMAND REGISTRATION" has the meaning ascribed thereto in Section
2.01(a)(i).

     "DEMAND REQUEST" has the meaning ascribed thereto in Section 2.01(a).

     "DERIVATIVE SECURITIES" means any debt securities or preferred stock that are convertible or exchangeable into or exercisable for shares of Common Stock.

     "DISADVANTAGEOUS CONDITION" has the meaning ascribed thereto in Section
2.04.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FIRST UNDERWRITTEN DEMAND REGISTRATION" means the initial Demand Registration initiated by the Behr Investors or the Mill's Pride Investors as a Demand Registration in accordance with this Agreement.

     "HEDGING ACTIVITIES" means any transaction intended to reduce the economic risk of ownership of Common Stock (including, without limitation, the sale of any option or contract to purchase or the purchase of any option or contract to sell) that would, directly or indirectly, have the effect (or substantially the economic equivalent effect) of selling short the Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock.

     "HOLDER" means a Person who owns Registrable Securities and is either (i) an Investor or (ii) a Person that (A) has executed and delivered to the Issuer and each Investor Representative a letter agreement substantially in the form of
Schedule II agreeing to be bound by the terms of this Agreement as if such Person were an Investor and (B)(x) is a Person with whom an Investor has entered into an agreement to transfer Registrable Securities (A) directly or (B) as part of a transaction pursuant to which Derivative Securities will be offered for sale in a registered public offering by a trust established by or at the direction of such Person or (y) is (1) upon the death of any individual Investor, the executor of the estate of such Investor or such Investor's heirs, devisees, legatees or assigns or the trustee of any testamentary trust of such Investor or (2) upon the disability of any individual Investor, any guardian or conservator of such Investor.

     "INVESTOR DEMAND PERIOD" has the meaning ascribed thereto in Section
2.01(a).

     "INVESTOR REPRESENTATIVES" means the Behr Investor Representative and the Mill's Pride Investor Representative.

     "INVESTORS" means the Persons designated as Behr Investors or Mill's Pride Investors on Schedule I hereto. Any transferee of Registrable Securities pursuant to clause (ii) of the definition of Holder from a Behr Investor or Mill's Pride Investor shall, for purposes of this Agreement, by deemed to be a Behr Investor or Mill's Pride Investor, as the case may be.


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     "MILL'S PRIDE INVESTORS" means the limited partners of Mill's Pride LP and the stockholders of Mill's Pride Co receiving Common Stock in connection with the Mill's Pride Acquisition Agreement.

     "MILL'S PRIDE INVESTOR REPRESENTATIVE" means Malcolm Healey or his designee, successor or assign, or such other Person designated at any time by the holders of a majority of Registrable Securities held by the Mill's Pride Investors. Notwithstanding anything to the contrary in this Agreement, the Mill's Pride Investor Representative shall not have independent authority to take any action or omit to take any action under this Agreement and shall act or omit to act solely at the direction of the holders of a majority of Registrable Securities held by all the Mill's Pride Investors.

     "OPTION" means the substitute option exercisable for shares of Common Stock issued under the Behr Acquisition Agreement to Ronald C. Lazof.

     "OTHER INVESTORS" means the group of Persons who receive Common Stock from the Issuer in connection with an acquisition transaction and who are designated by the Issuer to the Investor Representatives as the Persons entitled to the rights of the Other Investors under this Agreement; provided that once the Issuer has made such designation in connection with one acquisition transaction, the Issuer shall not be entitled to make any further designation in connection with any other acquisition transaction.

     "PERSON" means any individual, firm, partnership, limited liability company, association, trust, corporation or other entity.

     "PRIVATE RESALE" has the meaning ascribed thereto in Section 2.10(B).

     "REGISTRABLE SECURITIES" means Common Stock acquired by the Investors pursuant to the Behr Acquisition Agreement, the Option or the Mill's Pride Acquisition Agreement or by the Other Investors pursuant to an acquisition or similar agreement with the Issuer, as applicable, (and any shares of stock or other securities into which or for which such Common Stock may hereafter be changed, converted or exchanged and any other shares or securities issued to Holders of such Common Stock (or such shares of stock or other securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event), including all Common Stock of the Investors held pursuant to the holdback and escrow arrangements incorporated in the Behr Acquisition Agreement and the Mill's Pride Acquisition Agreement. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities as soon as (i) such Registrable Securities have been sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission and declared effective under the Securities Act,



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(ii) such Registrable Securities shall have been sold pursuant to Rule 144 or
(iii) they shall have been otherwise sold, transferred or disposed of by a Holder to any Person that is not covered by clause (ii) of the definition of Holder.

     "REGISTRATION EXPENSES" means any and all expenses incident to performance of or compliance with any registration of securities pursuant to Article 2, including, without limitation, (i) the fees, disbursements and expenses of the Issuer's counsel and accountants (including in connection with any special audits and the delivery of opinions and/or comfort letters) in connection with this Agreement and the performance of the Issuer's obligations hereunder; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of one or more registration statements hereunder; (iii) the cost of printing or producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda; (iv) all registration and filing fees, including, without limitation (A) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. ("NASD") of the terms of the sale of the securities to be disposed of, (B) fees and expenses incident to compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications), and (C) if applicable, the fees and expenses of any "qualified independent underwriter" or other independent appraiser and its counsel as may be required under the rules and regulations of the NASD; (v) transfer agents' and registrars' fees and expenses in connection with such offering; (vi) all security engraving and security printing expenses; (vii) all fees and expenses payable in connection with the listing of the Registrable Securities on any securities exchange on which the Common Stock is then listed; and (viii) all reasonable fees and expenses of one legal counsel for the Holders in connection with each Demand Registration, which legal counsel shall be selected by Holders owning a majority of the Registrable Securities then being registered, provided that Registration Expenses shall exclude (w) in connection with any request under Section 2.01(a) to register Derivative Securities, any expenses relating to any action taken by the Issuer in connection with such offering that exceed the expenses that would have been incurred by the Issuer in connection with an offering of Registrable Securities other than Derivative Securities, (x) all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of any securities and (y) the fees and expenses of counsel for any Holder (other than pursuant to clause (viii)).

     "RESTRICTED DISTRIBUTION PERIOD" has the meaning ascribed thereto in
Section 2.01(c).

     "RULE 144" means Rule 144 (or any successor rule to similar effect) promulgated under the Securities Act.

     "RULE 145" means Rule 145 (or any successor rule to similar effect) promulgated under the Securities Act.


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     "RULE 415 OFFERING" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

     "SECOND UNDERWRITTEN DEMAND REGISTRATION" means the second Demand Registration initiated by the Behr Investors or the Mill's Pride Investors as a Demand Registration.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SELLING HOLDER" means any Holder who sells Registrable Securities pursuant to a registered public offering.

     SECTION 1.02. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding Articles, Sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.



                                    ARTICLE 2
                               REGISTRATION RIGHTS

     SECTION 2.01. Demand Registrations. (a) Upon written notice to the Issuer from the Behr Investor Representative (on behalf of Behr Investors) or the Mill's Pride Investor Representative (on behalf of Mill's Pride Investors) requesting (a "DEMAND REQUEST"), subject to Section 2.04, at any time during the period commencing February 1, 2000 through and including March 1, 2003 (as such period may be extended pursuant to Section 2.04, the "INVESTOR DEMAND PERIOD"), that the Issuer effect the registration under the Securities Act of Registrable Securities held by such requesting Investors, which notice shall specify the intended method or methods of disposition of such Registrable Securities, the Issuer shall prepare and, within 30 days after such request, file with the Commission a registration statement with respect to such Registrable Securities and thereafter use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act as soon as possible for purposes of the offering of such Registrable Securities in accordance with the intended method or methods of disposition stated in such request (each such registration, a "DEMAND REGISTRATION"). Notwithstanding any other provision of this Agreement to the contrary:

          (i) the Behr Investors, on the one hand, and the Mill's Pride Investors, on the other hand, may each exercise their rights to Demand Registrations under this Section 2.01(a) on not more than four occasions (of which not more than two occasions may be in the year 2000); provided that, to the extent that Mill's Pride Investors sell at least an aggregate of 1,500,000 shares of Common Stock (or the




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     equivalent thereof) in a Demand Registration initiated by the Behr Investor
     Representative or in any Piggyback Registration initiated by the Other Investors, or Behr Investors sell at least an aggregate of 1,500,000 shares of Common Stock (or the equivalent thereof) in a Demand Registration initiated by the Mill's Pride Investor Representative or in any Piggyback Registration initiated by the Other Investors, such Demand Registration or Piggyback Registration shall also count as one of the Demand Registrations to which the Mill's Pride Investors or the Behr Investors, as the case may be, are entitled pursuant to this clause (i);

          (ii) the Issuer shall not be required to effect a Demand Registration hereunder unless (A) the aggregate market value of Registrable Securities to be registered pursuant to such Demand Registration would be greater than or equal to $300 million, based on the market value of such Registrable Securities on the date such Demand Request is made, or (B) the aggregate number of shares of Common Stock represented by such Registrable Securities to be included in such Demand Registration is greater than or equal to 10,000,000 (it being understood that the Investor Representatives may submit joint Demand Requests in order to satisfy the conditions set forth in this clause (ii));

          (iii) the Behr Investors shall be entitled to request the registration of Derivative Securities (and the Registrable Securities into which such Derivative Securities are convertible or exchangeable) pursuant to a Demand Request and have such Derivative Securities registered by the Issuer so long as the number of Registrable Securities underlying such Derivative Securities requested to be registered does not exceed, in the aggregate, 10,000,000 shares of Common Stock reduced by the sum of (A) the aggregate number of shares of Common Stock, if any, registered and sold pursuant to a previous Demand Request by Behr Investors and (B) the aggregate number of shares of Common Stock, if any, previously sold by Behr Investors pursuant to Rule 144.

          (iv) the Mill's Pride Investors shall be entitled to request the registration of Derivative Securities (and the Registrable Securities into which such Derivative Securities are convertible or exchangeable) pursuant to a Demand Request and have such Derivative Securities registered by the Issuer so long as the number of Registrable Securities underlying such Derivative Securities requested to be registered does not exceed, in the aggregate, 10,000,000 shares of Common Stock reduced by the sum of (A) the aggregate number of shares of Common Stock, if any, registered and sold pursuant to a previous Demand Request by Mill's Pride Investors and (B) the aggregate number of shares of Common Stock, if any, previously sold by Mill's Pride Investors pursuant to Rule 144;

          (v) (A) the Issuer shall not be required to file with the Commission the registration statement for the First Underwritten Demand Registration until the Issuer has finalized its financial statements for the fiscal year ended December 31,




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     1999 and (B) the Holders shall not make a Demand Request during the pendency or within 90 days of the completion of a Demand Registration or a Piggyback Registration; and

          (vi) no Demand Registration shall be a Rule 145 Offering.

     (b) Notwithstanding any other provision of this Agreement to the contrary, a Demand Registration requested by Holders pursuant to this Section 2.01 shall not be deemed to have been effected, and, therefore, not requested and the rights of each Holder shall be deemed not to have been exercised for purposes of paragraph (a) above, (i) if such Demand Registration has not become effective under the Securities Act, including, without limitation, by reason of the failure of such Demand Registration to satisfy the conditions set forth in clause (ii) of Section 2.01(a) (except that subject to the last sentence of this Section 2.01(b), a Demand Registration requested by Holders pursuant to this
Section 2.01 shall be deemed to have been effected if a Demand Request has been made and subsequently withdrawn by the requesting Investor Representative for any reason) or (ii) if such Demand Registration, after it became effective under the Securities Act, was not maintained effective under the Securities Act (other than as a result of a request by the requesting Investor Representative, or any stop order, injunction or other order or requirement of the Commission or other government agency or court solely on the account of a material misrepresentation or omission by a Holder) for at least 30 days (or such shorter period ending when all the Registrable Securities covered thereby have been disposed of pursuant thereto) and, as a result thereof, the Registrable Securities requested to be registered cannot be distributed in accordance with the plan of distribution set forth in the related registration statement. Notwithstanding any other provision of this Agreement to the contrary, the Holders shall be entitled to withdraw a Demand Request on one occasion due to market conditions without that Demand Request being deemed to have been requested.

     (c) Prior to March 1, 2001 (the "RESTRICTED DISTRIBUTION PERIOD"), the Issuer shall not have the right to cause the registration of Common Stock or Derivative Securities for sale for the account of the Issuer, other than (i) one or more shelf registrations covering in the aggregate not more than 750,000 shares of Common Stock issued in connection with acquisitions (less any shares issued pursuant to a shelf registration referred to in clause (ii) of the parenthetical in the first sentence of Section 2.02(a), (ii) Common Stock in connection with an acquisition or merger transaction involving a company whose shares of capital stock are registered under the Exchange Act and with respect to which a Form S-4 registration statement may be used by the Issuer (or a transaction involving a private company where the transaction may not reasonably be completed without registering the shares to be issued in the transaction under the Securities Act), (iii) Common Stock or Derivative Securities in connection with employee or director benefit arrangements or compensatory grants which are eligible to be issued on a Form S-8 registration statement, and (iv) Derivative Securities up to an aggregate principal amount of $400 million.




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     (d) Within 10 days after delivery of a Demand Request by either the Behr
Investor Representative or the Mill's Pride Investor Representative, the Issuer shall provide a written notice to each Holder (and any non-requesting Investor Representative) that has not made such Demand Request, advising such Holder of its right to include any or all (subject to Sections 2.01(e), (f) and (g)) of the Registrable Securities held by such Holder for sale pursuant to the Demand Registration and advising such Holder of procedures to enable such Holder to elect to include Registrable Securities for sale in the Demand Registration. Any Holder may, within 10 days of delivery to such Holder of a notice pursuant to this Section 2.01(d), elect to include Registrable Securities in the Demand Registration by written notice to such effect to the Issuer (with a copy to the Behr Investor Representative or the Mill's Pride Investor Representative, as applicable) specifying the number of Registrable Securities desired to be so included by such Holder. Once a Holder has elected by written notice to include Registrable Securities in a Demand Registration, such Holder may withdraw its Registrable Securities from a Demand Registration at any time up to its execution and delivery of an underwriting, purchase or similar agreement; provided that if any Holder withdraws Registrable Securities from a Demand Registration (other than as a result of a withdrawal of the Demand Request generally or termination of the Demand Registration due to market conditions), such Holder shall not be entitled to participate in any Demand Registration or Piggyback Registration for a period of one year from the date of such withdrawal.

     (e) With regard to the First Underwritten Demand Registration, if the Issuer is advised in writing (with a copy to the Holders participating in such Demand Registration) by the lead or managing underwriter(s) of the proposed offering that, in such underwriter(s)'s good faith view, the inclusion of the Registrable Securities requested to be included in such registration and other equity securities permitted to be included in such registration would be likely to have an adverse effect in any significant respect on the pricing, timing or distribution of the offering and sale of the Registrable Securities and other equity securities then contemplated, then the Issuer will include any securities to be sold in such Demand Registration in the following order of priority: (i) first, allocated 60% to the Behr Investors requesting to include Registrable Securities in such Demand Registration (allocated among them on a pro rata basis according to the number of Registrable Securities requested by them to be included in such Demand Registration) and 40% to the Mill's Pride Investors and the Other Investors requesting to include Registrable Securities in such Demand Registration (allocated among the Mill's Pride Investors and the Other Investors on a pro rata basis according to the number of Registrable Securities requested by them to be included in such Demand Registration), until the Behr Investors requesting to include Registrable Securities in such Demand Registration have been able to include 20,000,000 shares of Common Stock (or the equivalent thereof), and (ii) second, once the Behr Investors requesting to include Registrable Securities in such Demand Registration have been able to include 20,000,000 shares of Common Stock (or the equivalent thereof), allocated among the Behr Investors, the Mill's Pride Investors and the Other Investors requesting to include Registrable



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Securities in such Demand Registration on a pro rata basis according to the number of Registrable Securities requested by them to be included in such Demand Registration and that were not so included pursuant to clause (i) above; provided that the aggregate number of Registrable Securities allocated pursuant to this clause (ii) to the Behr Investors shall not exceed 25% of the aggregate number of Registrable Securities allocated pursuant to this clause (ii) to the Behr Investors, the Mill's Pride Investors and the Other Investors; and provided further that, once all of the Registrable Securities requested to be included in such Demand Registration by the Mill's Pride Investors and the Other Investors have been so included, any remaining portion of the offering shall be allocated 100% to the Behr Investors (allocated among them on a pro rata basis according to the number of Registrable Securities requested by them to be included in such Demand Registration).

     (f) With regard to the Second Underwritten Demand Registration, if the Issuer is advised in writing (with a copy to the Holders participating in such Demand Registration) by the lead or managing underwriter(s) of the proposed offering that, in such underwriter(s)'s good faith view, the inclusion of the Registrable Securities requested to be included in such registration and other equity securities permitted to be included in such registration would be likely to have an adverse effect in any significant respect on the pricing, timing or distribution of the offering and sale of the Registrable Securities and other equity securities then contemplated, then the Issuer will include any securities to be sold in such Demand Registration in the following order of priority: (i) first, if Behr Investors requested to include in the First Underwritten Demand Registration 20,000,000 or more shares of Common Stock (or the equivalent thereof) and, pursuant to Section 2.01(e), less than 20,000,000 shares of Common Stock (or the equivalent thereof) were sold by Behr Investors in the First Underwritten Demand Registration, allocated 60% to the Behr Investors requesting to include Registrable Securities in such Demand Registration (allocated among them on a pro rata basis according to the number of Registrable Securities requested by them to be included in such Demand Registration) and 40% to the Mill's Pride Investors and the Other Investors requesting to include Registrable Securities in such Demand Registration (allocated among the Mill's Pride Investors and the Other Investors on a pro rata basis according to the number of Registrable Securities requested by them to be included in such Demand Registration) until the aggregate number of shares of Common Stock (or the equivalent thereof) sold by Behr Investors in the First Underwritten Demand Registration and included in the Second Underwritten Demand Registration equals 20,000,000 and (ii) second, allocated among the Behr Investors, the Mill's Pride Investors and the Other Investors requesting to include Registrable Securities in such Demand Registration on a pro rata basis according to the number of Registrable Securities requested by them to be included in such Demand Registration, excluding if applicable, any that have already been so included pursuant to clause (i) above.

     (g) With regard to any additional Demand Registrations, if the Issuer is advised in writing (with a copy to the Holders participating in such Demand Registration) by the




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lead or managing underwriter(s) of the proposed offering that, in such underwriter(s)'s good faith view, the inclusion of the Registrable Securities requested to be included in such registration and other equity securities permitted to be included in such registration would be likely to have an adverse effect in any significant respect on the pricing, timing or distribution of the offering and sale of the Registrable Securities and other equity securities then contemplated, then the Issuer will include any securities to be sold in such Demand Registration allocated among the Behr Investors, the Mill's Pride Investors and the Other Investors requesting Registrable Securities to be included in such Demand Registration on a pro rata basis according to the number of Registrable Securities requested by them to be included in such Demand Registration.

     (h) The Issuer shall promptly inform each Investor Representative in writing of any allocation determinations made in accordance with the provisions of Section 2.01(e), (f) or (g), which determinations shall be subject to confirmation by each Investor Representative.

     (i) The Issuer shall promptly supplement and amend any Demand Registration if required by the rules, regulations or instructions applicable to the registration form used for such Demand Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Demand Registration or by any underwriter of such Registrable Securities.

     SECTION 2.02. Piggyback Registrations. (a) If at any time prior to March 1, 2003 the Issuer proposes (other than pursuant to (i) a Demand Registration, (ii) a registration on Forms S-4 or S-8 or any successor forms or any registration effected by the Issuer in connection with an acquisition or merger transaction,
(iii) one or more shelf registrations covering in the aggregate not more than 750,000 shares of Common Stock issued in connection with acquisitions, less any shares issued pursuant to a shelf registration referred to in clause (i) of
Section 2.01(c)), or (iv) as permitted by Section 2.01(c)) to register any of its Common Stock under the Securities Act for the Issuer's own account or for the account of the Other Investors in an underwritten public offering for cash, the Issuer shall give prompt written notice to all Holders (with a copy to the Investor Representatives) of its intention to effect such a registration (but in no event less than 10 days before the earlier of the anticipated filing date of the registration statement, circulation date of any preliminary offering circular or other applicable offering materials, as applicable), and such notice shall offer the Holders the opportunity to register on the same terms and conditions such number of shares of Common Stock constituting Registrable Securities as such Holder may request (a "PIGGYBACK REGISTRATION"). The Issuer shall include in such registration all Common Stock constituting Registrable Securities with respect to which the Issuer has received written requests for inclusion therein within 7 days after the receipt by such Holder of the Issuer's notice, subject to the provisions of Section 2.02(b) below. No Piggyback Registration shall adversely affect the number of Registrable Securities to be included in or the timing of any Demand




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



Registration previously made and not yet completed. Holders shall be permitted to withdraw all or part of such Holder's Registrable Securities in connection with a Piggyback Registration at any time before the earlier of the effective date of the Piggyback Registration or the execution and delivery of an underwriting, purchase or similar agreement relating to the registration of such Holder's Registrable Securities in such Piggyback Registration. Subject to
Section 2.02(b), the Issuer shall use its reasonable efforts to cause the lead or managing underwriter(s) of the proposed offering covered by the Piggyback Registration to permit the Registrable Securities to be included in such offering to be included at the same price and on no less favorable terms and conditions as any similar securities included therein.

     (b) If the Issuer is advised in writing (with a copy to the Holders participating in such Piggyback Registration) by the lead or managing underwriter(s) of the proposed offering that, in such underwriter(s)'s good faith view, the inclusion of such Registrable Securities and other equity securities in such registration would be likely to have an adverse effect in any significant respect on the pricing, timing or distribution of the offering and sale of the Registrable Securities and other equity securities then contemplated, then the Issuer will include any securities to be sold in such Piggyback Registration in the following order of priority: (i) first, if the offering is for the Issuer's own account, the securities the Issuer proposes to sell for its own account and (ii) second, the Registrable Securities and other equity securities requested to be included in such Piggyback Registration by the Other Investors and the Holders that can, in the good faith view of such underwriter(s), be sold in such offering without adversely affecting such offering, pro rata in proportion to the amount requested to be included therein by each Other Investor and each Holder.

     (c) The Issuer agrees that if it shall previously have received a request for registration pursuant to Section 2.01 or pursuant to this Section 2.02, and if such previous registration shall not have been withdrawn or abandoned, the Issuer shall not effect any registration of any of its securities under the Securities Act (other than (i) pursuant to a registration on Form S-4 or Form S-8 or any successor or similar form which is then in effect or (ii) pursuant to any registration effected by the Issuer in connection with an acquisition or merger transaction), whether or not for sale for its own account until the termination of such period (which shall not in any event exceed 90 days from the effective date of such previous registration) as may be reasonably requested by the lead or managing underwriter(s), and the Issuer shall so provide in any registration rights agreement hereafter entered into with respect to any of its securities. The Issuer agrees that to the extent, after the date hereof, it enters into any registration rights or similar agreement with any Person or grants registration rights with respect to Common Stock or Derivative Securities, (i) any right to request a demand registration shall not be effective until the earlier of completion of the Second Underwritten Demand Registration and September 1, 2000 and (ii) in the case of the Other Investors, any right to participate in a Demand Registration shall be consistent with Sections 2.01(e), (f) and (g), 2.02 and 2.09.

     (d) Except as provided in Section 2.01(a)(i), no Piggyback Registration completed under this Section 2.02 shall relieve the Issuer of its obligation to effect a Demand Registration pursuant to Section 2.01, nor shall any Piggyback Registration completed under this Section 2.02 be deemed to have been effected pursuant to Section 2.01.

     SECTION 2.03. Other Matters in Connection with Registrations. If any public offering pursuant to a Demand Registration shall involve, in whole or in part, an underwritten offering, (i) the Behr Investor Representative and the Mill's Pride Investor Representative, for so long as each shall represent holders of Registrable Securities covered by such underwritten offering having a market value of not less than $100 million at the time of such designation, shall each have the right to designate one co-lead or co-managing underwriter reasonably acceptable to the Issuer of such underwritten offering and (ii) the Issuer shall have the right, after good faith consultation with the Behr Investor Representative and the Mill's Pride Investor Representative, as applicable, to designate one or more "book" managers. The Issuer shall have the right, at its option, to grant rights similar to those provided for in this Section 2.03 to the Other Investors, either in connection with a right of the Other Investors to request a demand registration or in connection with the rights of the Other Investors pursuant to Sections 2.01(e), (f) and (g) to participate in a Demand Registration.

     SECTION 2.04. Certain Delay Rights. Notwithstanding any other provision of this Agreement to the contrary, with respect to any registration statement filed or to be filed pursuant to Section 2.01, if the Issuer provides written notice to the Behr Investor Representative or the Mill's Pride Investor Representative that in the Issuer's good faith and reasonable judgment such filing would require the disclosure of material information that the Issuer has a bona fide business purpose for preserving as confidential or that would otherwise be materially disadvantageous to the Issuer (including, without limitation, because the sale of Registrable Securities covered by such registration statement or the disclosure of information therein or in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction in connection with which a registration of securities under the Securities Act for the account of the Issuer is then intended or the public disclosure of which at the time would materially interfere with the business of the Issuer) (a "DISADVANTAGEOUS CONDITION") for such a registration statement to be maintained effective, or to be filed and become effective, the Issuer shall be entitled to cause such registration statement to be withdrawn or the effectiveness of such registration statement terminated, or, in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement, until such Disadvantageous Condition no longer exists (notice of which the Issuer shall promptly deliver to the Behr Investor Representative and the Mill's Pride Investor Representative). To the extent it is reasonably within the control of the Issuer to do so, the Issuer will use reasonable best efforts to ensure that a Disadvantageous Condition does not continue for longer than is necessary or appropriate given the particular circumstances of such Disadvantageous

Condition. With respect to each Holder, upon the receipt by such Holder of any notice of a Disadvantageous Condition, if so directed by the Issuer, such Holder will deliver to the Issuer all copies, other than permanent file copies then in such Holder's possession, of the prospectus and prospectus supplements then covering such Registrable Securities at the time of receipt of such notice as aforesaid. Notwithstanding anything else contained in this Agreement, unless otherwise agreed to by the Issuer and Holders of a majority of the Registrable Securities, neither the filing nor the effectiveness of any registration statement under Section 2.01 may be delayed by the Issuer more than twice during any 365-day period, each of which delays shall not exceed 90 days. The Investor Demand Period shall be extended by the aggregate number of days of any such delay.

     SECTION 2.05. Expenses. Except as provided herein, the Issuer shall pay all Registration Expenses with respect to each registration hereunder. Notwithstanding the foregoing (i) each Holder shall be responsible for the legal fees and expenses of its own counsel (except as provided in clause (viii) of the definition of Registration Expenses), and (ii) each Holder shall be responsible for all underwriting discount and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of securities by such Holder.

     SECTION 2.06. Registration and Qualification. If and whenever the Issuer is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.01, the Issuer shall, subject to the provisions of Section 2.01:

     (a) prepare, file and use its reasonable best efforts to cause to become effective a registration statement under the Securities Act relating to the Registrable Securities to be offered in accordance with the intended method of disposition thereof;

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Exchange Act and the Securities Act with respect to the disposition of all Registrable Securities in the case of the Demand Registration, until the earlier of such time as all Registrable Securities proposed to be sold therein have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and the expiration of 30 days after such registration statement becomes effective; provided that such 30-day period shall be extended for the number of days that equals the number of days elapsing from (x) the date the written notice contemplated by paragraph (e) below is given by the Issuer to (y) the date on which the Issuer delivers to the Holders of Registrable Securities the supplement or amendment contemplated by paragraph (e) below;

     (c) furnish without charge to the Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such documents incorporated by reference in such registration statement or prospectus, as the Holders of Registrable Securities or such underwriter may reasonably request;

     (d) use its reasonable best efforts to furnish to any underwriter of such Registrable Securities an opinion of counsel for the Issuer and a "cold comfort" letter signed by the independent public accountants who have audited the financial statements of the Issuer included in the applicable registration statement, in each such case covering substantially such matters with respect to such registration statement (and the prospectus included therein) and the related offering as are customarily covered in opinions of Issuer's counsel with respect thereto and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as such underwriters may reasonably request;

     (e) promptly notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Section 2.01 or Section 2.02 is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any material amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, (iii) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iv) of the Issuer's reasonable determination that a post-effective amendment to any registration statement covering Registrable Securities would be appropriate;

     (f) use its reasonable best efforts to list all such Registrable Securities on each securities exchange on which the Common Stock is then listed or admitted for trading;

     (g) use its reasonable best efforts to assist the Holders in the marketing of such Registrable Securities in connection with the Demand Requests hereunder (including, without limitation, having officers of the Issuer attend "road shows" and analyst or investor presentations scheduled in connection with each Demand Request, it being understood that each such officer shall devote such time out of such officer's schedule for such presentations and any related travel commitments as may be reasonably requested by the lead or managing underwriter(s);

     (h) furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Sections
2.01 or 2.02 unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters; and

     (i) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdiction as any Selling Holder reasonably requests (provided that the Issuer shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction).

     SECTION 2.07. Underwriting; Due Diligence. (a) If requested by the underwriters for an underwritten offering of Registrable Securities pursuant to a Demand Registration, the Issuer shall enter into an underwriting agreement with such underwriters for such offering, which agreement shall contain such representations and warranties by the Issuer and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.08, subject to such modifications as may reasonably be requested by the lead or managing underwriter(s) or by the Issuer for any such underwritten offering and agreements as to the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 2.06(d). Subject to this Section 2.07, such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.08, subject to such modifications as may reasonably be requested by the lead or managing underwriter(s) or by the Issuer for any such underwritten offering. Such underwriting agreement shall also provide that the underwriter shall indemnify and hold harmless the Issuer, its directors, the officers who sign any registration statement and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only with reference to information furnished in writing by such underwriter (or any representative thereof) expressly for use in a registration statement, any prospectus or any amendments or supplements thereto. It is understood that the indemnity obligations provided for in this
Section 2.07(a) shall be subject to such modifications as may be reasonably requested by the lead or managing underwriter(s) for any such underwritten offering and agreed to by the Issuer. No Holder shall be required to make any representations or warranties in connection with any Demand Registration or Piggyback Registration other than representations and warranties as to (i) such Holder's ownership of the Registrable Securities to be sold by such Holder, free and clear of all liens, claims and encumbrances, (ii) such Holder's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested.

     (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Article 2, the Issuer shall give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel, such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Issuer with its officers and the independent public accountants who have certified the financial statements of the Issuer as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided that (i) each Holder and the underwriters, on behalf of themselves, and their respective counsel and accountants shall have entered into a confidentiality agreement reasonably acceptable to the Issuer and (ii) the Holders and the underwriters and their respective counsel shall use their reasonable best efforts to minimize the disruption to the Issuer's business.

     SECTION 2.08. Indemnification and Contribution. (a) The Issuer agrees to indemnify and hold harmless each Selling Holder and each Person, if any, who controls each Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Issuer in writing by such Selling Holder expressly for use therein. The Issuer also agrees to indemnify each underwriter of the Registrable Securities so offered and each Person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by the Issuer of the Selling Holder provided in this
Section 2.08(a).

     (b) Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Issuer, its directors, the officers who sign any registration statement and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only with reference to information furnished in writing by a Selling Holder (or any representative thereof) expressly for use in a registration statement, any prospectus or any amendments or supplements thereto. Each Selling Holder also agrees to indemnify any underwriter of the Registrable Securities so offered and each Person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by such Selling Holder of the Issuer provided in this Section 2.08(b).

     (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) above except to the extent that the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the written advice of counsel to such indemnified party that a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in or to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 2.08 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. Any indemnifying party against whom indemnity may be sought under this Section 2.08 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder and in connection with which the indemnified party receives a complete and unconditional release without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

     (d) If the indemnification provided for in this Section 2.08 shall for any reason be unavailable to an indemnified party in respect of any loss, liability, cost, claim, or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage in such proportion as is appropriate to reflect the relative faults of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuer on the one hand and the Selling Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or a Selling Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The Issuer and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.08 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this
Section 2.08, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the parties under this Section 2.08 shall be in addition to any liability which any party may otherwise have to any other party.

     SECTION 2.09. Holdback Agreement. In connection with an underwritten public offering of Registrable Securities effected pursuant to this Article 2, the Issuer and each Holder (subject in the case of a non-Selling Holder to a determination at the time by the lead or managing underwriter(s) that such an agreement is reasonably required in connection therewith) agrees not to effect any sale or distribution of Common Stock or Derivative Securities (other than, in the case of the Issuer, (i) pursuant to a registration on Form S-4 or Form S-8 or any successor or similar form which is then in effect or (ii) pursuant to any registration effected by the Issuer in connection with an acquisition or merger transaction of any equity security of the Issuer (otherwise than through the registered public offering then being made)), within such period (which shall not in any event start more than 10 days prior to or end more than 90 days after the effective date of the applicable registration statement) as may be reasonably requested by the lead or managing underwriter(s). The Issuer shall use its best efforts to cause the executive officers and directors of the Issuer who are "reporting persons" within the meaning for Section 16 of the Exchange Act not to sell, transfer or otherwise dispose of in excess of an aggregate of 3,000,000 shares of Common Stock prior to the closing of the offering of Registrable Securities covered by the First Underwritten Demand Registration.

     SECTION 2.10. Certain Agreements Regarding Hedging and Resales. (a) Prior to September 1, 2000, each Holder agrees that, without the prior consent of the Issuer, such Holder will not engage in any Hedging Activities. During the period from and including September 1, 2000 to and including August 31, 2002, each Holder agrees that it will engage in Hedging Activities only in accordance with the following procedures: A Holder desiring to engage in Hedging Activity shall give the Issuer 24 hours prior notice of the proposed Hedging Activity and the name of the financial institution participating in such Hedging Activity, such financial institution to be subject to the reasonable approval of the Issuer, and, except as provided below, the Holder will have five business days to complete such Hedging Activity. If another Holder has previously notified the Issuer of Hedging Activity, and such Holder's five business day period has not expired, the Issuer will so notify the Holder desiring to engage in Hedging Activity and such Holder shall either delay its Hedging Activity until the earlier of the completion of such other Holder's Hedging Activity and expiration of such other Holder's five business day period or proceed with the Hedging Activity but only with the financial institution participating in such other Holder's Hedging Activity.

     (b) Each Holder agrees that it will not transfer any shares of Common Stock except (i) pursuant to an effective registration statement under the Securities Act, (ii) in compliance with Rule 144 or as contemplated by Rule 144(k), or
(iii) upon receipt by the Issuer of an opinion of counsel to such Holder (which counsel shall be reasonably satisfactory to the Issuer) in form and substance customary in similar situations, or of a no-action letter from the SEC addressed to the Issuer or such Holder, to the effect that no registration statement is required under the Securities Act.

     (c) During the period from and including September 1, 2000 to and including August 31, 2002, each Holder agrees that it will engage in resales of Registrable Securities (including any sale pursuant to Rule 144), other than pursuant to underwritten offerings or private placements (any such sale, a "PRIVATE RESALE"), only in accordance with the following procedures: A Holder desiring to sell Registrable Securities pursuant to a Private Resale shall give the Issuer 24 hours prior notice of such proposed sale, the amount to be sold and the name of the broker through whom the sale is proposed to be made, such broker to be subject to the reasonable approval of the Issuer, and, except as provided below, the Holder will have five business days to complete such sale. If another Holder has previously notified the Issuer of a proposed sale of Registrable Securities pursuant to a Private Resale, and such Holder's five business day period has not expired, the Issuer will so notify the Holder proposing to sell Registrable Securities pursuant to a Private Resale and such Holder shall either delay its sale until the earlier of the completion of such other Holder's sale and expiration of such other Holder's five business day period or proceed with its sale but only with the broker through whom the other Holder's sale is being made.

     (d) The Issuer covenants that it shall (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and
(ii) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A.

     (e) Each Holder agrees that, to the extent required by Rule 144, such Holder shall file a Form 144 Notice in connection with any Private Resale, a copy of which shall promptly be delivered to the Issuer and each Investor Representative.

     (f) In addition to any other legend that may be required, each certificate for shares of Common Stock that are issued to any Holder shall bear a legend in substantially the following form:

     THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT DATED AS OF AUGUST 31, 1999, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM MASCO CORPORATION.

If any shares of Common Stock cease to be Registrable Securities, the Issuer shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such securities without the legend required by this Section endorsed thereon.

     (g) Notwithstanding the provisions of this Section 2.10 and Section 3.03,
(i) the Issuer may, in its sole discretion, waive the provisions of Section 2.10(a) or (c) for any Holder, either generally or for specific Hedging Activity or a specific Private Resale, and (ii) any Holder who received Common Stock pursuant to the Behr Acquisition

Agreement or the Mill's Pride Acquisition Agreement (or, if any such Holder is a limited partnership or a limited liability company, any Person who is a limited partner or member thereof as of the date of this Agreement) may sell in Private Resales an aggregate of 50,000 shares of Common Stock per calendar month without regard to the procedures set forth in Section 2.10(c); provided that such Holder shall give the Issuer written notice of the amount sold and the name of the broker through whom the sale was made concurrent with the completion of such sale.

     SECTION 2.11. Adjustment of Share Amounts. All references to amounts of shares of Common Stock contained in Sections 2.01(a)(i). (ii), (iii) and (iv) and 2.01(c), (e) and (f) and 2.02 and 2.10 shall be appropriately adjusted to take account of any change in the outstanding Common Stock by reason of any reclassification, recapitalization, stock split or combination, or other similar transaction.



                                    ARTICLE 3
                                  MISCELLANEOUS

     SECTION 3.01. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     SECTION 3.02. Assignment. Except as contemplated by the definition of Holder, no party may assign any of its rights or obligations hereunder by operation of law or otherwise without the prior written consent of the other parties.

     SECTION 3.03. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Issuer, Behr Investors representing a majority of the Registrable Securities then held by all Behr Investors and Mill's Pride Investors representing a majority of the Registrable securities then held by all Mill's Pride Investors.

     SECTION 3.04. Investor Representatives. (a) Notwithstanding anything to the contrary in this Agreement, the Behr Investor Representative shall not have independent authority to take any action or omit to take any action under this Agreement and shall act or omit to act under this Agreement solely at the direction of (i) in connection with the initiation of any Demand Request, the holders of 25% or more of the Registrable Securities held by the Behr Investors,
(ii) in connection with the designation of a co-lead or co-managing underwriter pursuant to Section 2.03 in a Demand Registration, the holders of a majority of Registrable Securities held by Behr Investors and requested to be included in such Demand Registration, and (iii) in all other cases, the holders of a majority of Registrable Securities held by all Behr Investors. The Behr Investor Representative shall promptly notify each Behr Investor of any action it takes on behalf of the Behr Investors hereunder and deliver to each Behr Investor a copy of any notice it receives under this Agreement.

     (b) The Issuer shall be entitled to rely, without any investigation or inquiry by the Issuer, upon all actions by the Behr Investor Representative or the Mill's Pride Investor Representative as having been taken upon the authority of the Behr Investors or the Mill's Pride Investors, respectively. Any action by the Behr Investor Representative taken on behalf of the Behr Investors and any action by the Mill's Pride Investor Representative taken on behalf of the Mill's Pride Investor Representative shall be conclusively deemed to be the action of the Behr Investors or the Mill's Pride Investors, as the case may be, and the Issuer shall not have any liability or responsibility to the Behr Investors or the Mill's Pride Investors, as the case may be, for any action taken in reliance thereon.

     SECTION 3.05. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     SECTION 3.06. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     SECTION 3.07. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which (i) is not a party hereto or (ii) has not agreed to be bound by the terms of this Agreement.

     SECTION 3.08. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

     SECTION 3.09. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this

Agreement or the transactions contemplated hereby may be brought exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, New York City, and each of the parties hereby consents to the personal jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to such jurisdiction or to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.04 shall be deemed effective service of process on such party.

     SECTION 3.10. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 3.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

     SECTION 3.12. Equitable Relief. The Issuer hereby acknowledges that irreparable damage would occur to the Investors in the event that any of the provisions of this Agreement to be performed by the Issuer were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Investors shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any State having jurisdiction, this being in addition to any other remedy to which the Investors may be entitled to at law or in equity.

     SECTION 3.13. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by hand delivery or telecopy, or by any next-day courier service, such as Federal Express, providing proof of delivery. All such notices shall be deemed to have been duly given: (i) if given by telecopy, when such telecopy is transmitted to the relevant telecopy number and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the relevant address. All communications hereunder shall be delivered to the respective parties at the address or telecopy number set forth as follows (or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto):

     (a) if to a Holder at the address of such Holder set forth on Schedule I hereto, with a copy in like manner to the Investor Representatives as follows:

                  Behr Investor Representative:

                  Ronald C. Lazof
                  Behr Holdings Corporation
                  3400 W. Segerstrom Avenue
                  Santa Ana, California 92704
                  Facsimile: (212) 545-3259

                  Jeffrey L. Kenner
                  Kenner & Company, Inc.
                  437 Madison Avenue
                  New York, New York
                  Facsimile: (212) 758-0406

                  Mill's Pride Investor Representative:

                  Malcolm S. Healey
                  250 South Australian Avenue, 13th Floor
                  West Palm Beach, Florida 33401
                  Facsimile: (561) 803-4523

          with a copy to:

                  Mayer, Brown & Platt
                  1675 Broadway
                  New York, New York 10019
                  Facsimile: (212) 262-1910
                  Attention: James B. Carlson, Esq.

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004
                  Facsimile: (212) 558-3588
                  Attention: John Evangelakos

          (b)     if to an Investor Representative, at the address specified in
                  Section 3.13(a);

          (c)     if to the Issuer, as follows:
                  Masco Corporation
                  21001 Van Born Road
                  Taylor, Michigan 48180
                  Facsimile: (313) 792-7041
                  Attention: General Counsel

     IN WITNESS WHEREOF, the Issuer and the Holders have caused this Agreement to be duly executed as of the day and year first above written.

                                    MASCO CORPORATION


                                    By: /s/ John R. Leekley
                                       -----------------------------------
                                       Name: John R. Leekley
                                       Title: Senior Vice President


[Signatures of the stockholders and option holder of Behr Holding Corporation]

[Signatures of the limited partners of Mill's Pride Limited Partnership]

[Signatures of the stockholders of Mill's Pride, Inc.]

                                   SCHEDULE I



[List of Behr Investors]

[List of Mill's Pride Investors]

                                   SCHEDULE II

                          FORM OF AGREEMENT TO BE BOUND


Masco Corporation
21001 Van Born Road
Taylor, Michigan 48180
Attention: General Counsel

Dear Sir/Madam:

     Reference is made to the Registration Rights Agreement dated as of August 31, 1999 (the "Agreement") among Masco Corporation and the Investors listed therein. Terms used but not otherwise defined in this letter agreement shall have the meanings ascribed to them in the Agreement.

     We have acquired Registrable Securities from a Person who is a [Behr] [Mill's Pride] Investor under the Agreement. We hereby agree to be bound by the terms and conditions of the Agreement as an Investor and as a Holder thereunder as if we were an original party thereto, to accept our status as a [Behr] [Mill's Pride] Investor under the Agreement and to accept the [Behr] [Mill's Pride] Investor Representative as our representative under the Agreement.

                                   Sincerely,

                                   [NAME OF PERSON]


                                   By
                                     --------------------------------------
                                     Name:
                                     Title:

                                   Information for Notices:

                                   [Name]
                                   [Address]
                                   Attn:
                                   Fax: